Exhibit 10.18

Notice of Grant of Restricted Stock Units Award Agreement

Director	RSU Number:
NAME	Plan: Non-Employee Directors’ Equity Plan

Effective                     , 20    , you have been granted an award of                                          restricted stock units. The value of this award is $             (             * $             = $            ).

Each restricted stock unit represents a right to a future payment equal to one share of Brink’s Home Security Holdings, Inc. (the “Company”) common stock. Such payment will be in shares of the Company’s common stock (the “Shares”).

Subject to your continued service as a member of the Board of Directors of the Company as of the relevant vesting date (unless otherwise provided under the terms and conditions of the Brink’s Home Security Holdings, Inc. Non-Employee Directors Equity Plan (the “Plan”) or this Award Agreement), you shall be entitled to receive (and the Company shall deliver to you) within 75 days following the relevant vesting date set forth below, the number of Shares underlying this award scheduled to vest as of such date as set forth below:

Shares	Vesting

, 20

Additional terms and conditions applying to this grant are contained on pages two through four of this Award Agreement and the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

By your signature and the authorized Company signature below and on page four of this Award Agreement, you and the Company agree that this award is granted under and governed by the terms and conditions of the Brink’s Home Security Holdings, Inc. Non-Employee Directors Equity Plan, as well as this Award Agreement, all of which are incorporated as a part of this document.

Brink’s Home Security Holdings, Inc.	Date

Director	Date

Page 1 (Company Copy)

Restricted Stock Units Award Agreement

This AWARD AGREEMENT dated as of                     , 20     is between Brink’s Home Security Holdings, Inc., a Virginia corporation (the “Company”), and the person identified on page one of this Award Agreement (the “Director”), a member of the Company’s Board of Directors.

By resolution dated on the date of this Award Agreement, the Compensation and Benefits Committee (the “Committee”) of the Company’s Board of Directors, acting pursuant to the Brink’s Home Security Holdings, Inc. Non-Employee Directors Equity Plan as amended (the “Plan”), a copy of which Plan has heretofore been furnished to the Director (who hereby acknowledges receipt), as a matter of separate inducement and agreement in connection with the services provided by the Director to the Company or any of its subsidiaries as a member of the Board, and not in lieu of any retainer or other compensation for the Director’s services, granted to the Director a restricted stock unit award as set forth on page one of this Award Agreement.

Accordingly, the parties hereto agree as follows:

1. Subject to all the terms and conditions of the Plan, the Director is granted the restricted stock unit award (the “Award”) as set forth on page one of this Award Agreement.

2. Subject to the Director’s continued service as of the relevant vesting date (unless otherwise provided under the terms and conditions of the Plan or this Award Agreement), the Director shall be entitled to receive (and the Company shall deliver to the Director) within 75 days following the relevant vesting date set forth on page one of this Award Agreement (or, if applicable, within 75 days following the vesting date set forth in paragraph 4(a) of this Award Agreement), the number of Shares underlying this Award scheduled to vest on such date as set forth on page one (or paragraph 4(a)) of this Award Agreement.

3. If a cash dividend is paid on a Share while the Award remains outstanding, the Director shall be entitled to receive at the time such cash dividend is paid (subject to the Director’s continued service as a member of the Board as of the relevant dividend payment date), a cash payment in an amount equivalent to the cash dividend on a Share with respect to each Share covered by the outstanding Award. If the Director ceases to serve as a member of Company’s Board of Directors prior to the payment of Shares underlying the Director’s vested portion of the Award but subsequent to the applicable vesting date, as set forth on page one of this Award Agreement, the Director shall be entitled to receive with respect to each Share underlying the vested portion of the Award a cash payment in amount equivalent to a cash dividend on a Share, regardless of whether the Director continues to serve as a member of the Company’s Board of Directors as of the relevant dividend payment date.

4. Notwithstanding the terms of the Plan, if the Director shall cease to be a member of the Board of Directors of the Company or an Affiliate:

(a) if termination of service is by reason of the Director’s death or permanent and total disability, the outstanding Award shall fully vest and become payable (subject to paragraph 2 above) as of the date of such termination of service;

Page 2 (Company Copy)

(b) if termination of service is by reason other than as provided in paragraph 4(a) above, the outstanding Award shall be canceled as of such termination of employment and shall have no further force or effect.

5. The Shares underlying the Award, until and unless delivered to the Director, do not represent an equity interest in the Company and carry no voting rights. The Director will not have any rights of a shareholder with respect to the Shares underlying the Award until the Shares have been delivered to the Director.

6. In accordance with Section 13(b) of the Plan, the Committee may in its sole discretion withhold from the payment to the Director hereunder a sufficient amount to provide for the payment of any taxes required to be withheld by federal, state or local law with respect to income resulting from such payment.

7. The Award is not transferable by the Director otherwise than by will or by the laws of descent and distribution.

8. All other provisions contained in the Plan as in effect on the date of this Award Agreement are incorporated in this Award Agreement by reference. As further described in Section 12 of the Plan, the Board of Directors of the Company or the Committee thereof may amend the Plan at any time, provided that if such amendment shall adversely affect the rights of a holder of an Award with respect to a previously granted Award, the Award holder’s consent shall be required except to the extent any such amendment is made to comply with any applicable law, stock exchange rules and regulations or accounting or tax rules and regulations. This Award Agreement may at any time be amended by mutual agreement of the Committee of the Board of Directors (or a designee thereof) and the holder of the Award. Prior to a Change in Control of the Company, this Award Agreement may be amended by the Company, and upon written notice by the Company, given by registered or certified mail, to the holder of the Award of any such amendment of this Award Agreement or of any amendment of the Plan adopted prior to such a Change in Control, this Award Agreement shall be deemed to incorporate the amendment to this Award Agreement or to the Plan specified in such notice, unless such holder shall, within 30 days of the giving of such notice by the Company, give written notice to the Company that such amendment is not accepted by such holder, in which case the terms of this Award Agreement shall remain unchanged. Subject to any applicable provisions of the Company’s bylaws or of the Plan, any applicable determinations, order, resolutions or other actions of the Committee or of the Board of Directors of the Company shall be final, conclusive and binding on the Company and the holder of the Award.

9. All notices hereunder shall be in writing and (a) if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office address, 8880 Esters Boulevard, Irving, Texas 75063, to the attention of the Secretary, and (b) if to the Director, shall be delivered personally or mailed to the Director at the address set forth below. Such addresses may be changed at any time by notice from one party to the other.

Page 3 (Company Copy)

10. This Award Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in the Plan, the legal representatives of the Director.

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the day and year first above written.

Brink’s Home Security Holdings, Inc.	Date

Director	Date

[Street Address, City, State, ZIP]

Page 4 (Company Copy)